UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 31, 2005

GMH COMMUNITIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-32290	201181390
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

10 Campus Boulevard

Newtown Square, Pennsylvania 19073

(Address of principal executive offices)

(610) 355-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                                Termination of a Material Definitive Agreement.

On December 31, 2005, GMH Communities Trust (the “Trust”) and Joseph M. Coyle entered into a separation agreement, pursuant to which Mr. Coyle resigned from his position as an officer of the Trust and effectively terminated his Employment Agreement, dated November 2, 2004, with the Trust (“Employment Agreement”). Prior to the resignation, Mr. Coyle was employed as an executive vice president under the terms of the Employment Agreement and served as president of the Trust’s student housing division. Under the terms of the separation agreement, the Trust has agreed that Mr. Coyle will remain eligible for an incentive bonus award for the fiscal year 2005 in accordance with Section 4 of the Employment Agreement.  In addition, Mr. Coyle has agreed to remain subject to certain restrictive covenants contained in the Employment Agreement, including non-disclosure of confidential information (Section 10), non-competition and non-solicitation of employees (Section 11), assignment of intellectual property rights (Section 12), and on-going cooperation with the Trust in connection with pending matters (Section 15).  In connection with the separation agreement, the Trust and Mr. Coyle also separately executed a Consulting Agreement, dated January 1, 2006, pursuant to which Mr. Coyle has agreed to provide consulting services to the Trust for an initial term through May 31, 2007.

The Trust issued a press release, dated January 5, 2006, announcing Mr. Coyle’s separation, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference herein. A copy of the Employment Agreement was filed as Exhibit 10.3 to the Trust’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on November 8, 2004.

Item 9.01.                                Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

None.

(b)  Pro Forma Financial Information.

None.

(c)  Exhibits.

Exhibit Number	Description
99.1	Press Release, dated January 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2006

GMH COMMUNITIES TRUST

	By:	/s/ Joseph M. Macchione
	Name:	Joseph M. Macchione
	Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Document Name

99.1	Press Release, dated January 5, 2006.